CLASS A-1 WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE

                            US AIRWAYS GROUP, INC.
                   WARRANT TO PURCHASE CLASS A COMMON STOCK

NO. 4                                                             March 31, 2003
                         VOID AFTER APRIL 1, 2010

         THIS CERTIFIES THAT, for value received, Retirement Systems of Alabama Holdings LLC, with its principal office at 135 South Union Street, Montgomery, Alabama, 36104, and/or its permitted transferees and assigns (individually or collectively, the "Holder"), is entitled to purchase at the Exercise Price (defined below) from US Airways Group, Inc., a Delaware corporation, with its principal office at 2345 Crystal Drive, Arlington, Virginia 22227 (the "Company"), 636,249 fully paid and nonassessable shares of Class A Common Stock, as provided herein, subject to adjustment pursuant to the terms hereof, including but not limited to, adjustment pursuant to Section 5 hereof, and is entitled to exercise the other appurtenant rights, powers and privileges hereinafter described.

         1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

         "Additional Shares of Common Stock" has the meaning set forth in
Section 5.4(c) hereof.

         "Affiliate" shall mean, as to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Price" shall mean:

         (i) for purposes of any issuance of Additional Shares of Common Stock under Section 5.4, the greater of (A) the Fair Market Value of a share of the class of Common Stock being issued (or, if being issued in an underwritten offering, the Market Price on the day that such offering is being priced), and
(B) the then effective Exercise Price; and

         (ii) for purposes of any issuance under Section 5.1(b), the greater of (A) the Market Price on the date of such issuance, and (B) the then effective Exercise Price.

         "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division.

         "Board" shall mean the Board of Directors of the Company.

         "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

         "Class A Common Stock" shall mean the Class A common stock, par value $1.00, of the Company.

         "Class A Preferred Stock" shall mean the Class A preferred stock, nominal value $0.0001 per share, of the Company.

         "Class B Preferred Stock" shall mean the Class B preferred stock, nominal value $1,000, of the Company.

         "Common Stock" shall mean the Class A Common Stock and Class B common stock, par value $1.00 per share (the "Class B Common Stock"), and all other stock of any class or classes (however designated) of the Company from time to time outstanding, the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends or liquidating distributions after the payment of dividends and distributions on any shares entitled to preference.

         "Company" has the meaning set forth in the preamble hereto.

         "Conversion Right" has the meaning set forth in Section 2.2 hereof.

         "Convertible Securities" has the meaning set forth in Section 5.4(b) hereof.

         "Effective Price" has the meaning set forth in Section 5.4(c) hereof.

         "Exchange Act" has the meaning set forth in Section 3.1(c) hereof.

         "Excluded Issuance" shall mean:

         (a) (i) shares of Class A Common Stock issued upon exercise of this Warrant, (ii) shares of Common Stock, Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, nominal value $1.00 per share, of the Company, and Class A-1 warrants issued pursuant to the Plan of Reorganization as set forth on Schedule A hereto and (iii) shares of Class A Common Stock issued upon the exercise of such Class A-1 warrants or upon the conversion of such Class B Common Stock; and

         (b) shares of Common Stock and/or options, warrants, stock appreciation rights, phantom stock rights or any other profit participation rights or other Common Stock purchase rights issued with respect to any of the Company's capital stock or other equity ownership interest, or any rights or options to acquire any such rights and the Common Stock issued pursuant to such options, warrants or other rights ("Stock Rights") after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board (the "Plans"); provided that such Stock Rights shall not be Excluded Issuances in any case where the grantee acquires the shares, or the right to acquire shares pursuant to such options, warrants or other rights to purchase Common Stock, at a price per share less than the Market Price on the date of grant.

         "Exercise Period" shall mean the time period commencing with the date hereof and ending at 5:00 p.m. New York time on the seventh anniversary of the date hereof.

         "Exercise Price" shall mean seven dollars and forty-two cents ($7.42) per share of Class A Common Stock, subject to adjustment pursuant to Section 5 below.

         "Exercise Shares" shall mean the shares of the Class A Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including, but not limited to, adjustment pursuant to Section 5 below, and shall also mean any other shares, securities, assets or property otherwise issuable upon exercise of this Warrant.

         "Fair Market Value" shall mean,

         (i) with respect to a share of Common Stock, or any other security of the Company or any other issuer:

              (a) the average daily Market Price during the period of the most recent twenty (20) Trading Days, ending on the last Trading Day before the date of determination of Fair Market Value, if such class of Common Stock or other security is (i) traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or (ii) is quoted on the National Market System of the Nasdaq Stock Market (the "National Market System") or the Nasdaq Small Cap Market (the "Small Cap Market"); or

              (b) if such class of Common Stock or other security is not then so listed, admitted to trading or quoted, the Fair Market Value shall be determined in accordance with the Valuation Procedure; or

         (ii) with respect to any assets or property other than cash or Common Stock or other securities, the fair market value as determined in accordance with the Valuation Procedure.

         "First Dilutive Issuance" has the meaning set forth in Section 5.4(d) hereof.

         "Holder" has the meaning set forth in the preamble hereto.

         "Market Price" shall be, as of any specified date with respect to any share of any class of Common Stock or any other security of the Company or any other issuer, if such class of Common Stock or other security is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is quoted on the National Market System or the Small Cap Market, the weighted average sale price of such class of Common Stock or other security on such exchange or on the National Market System or the Small Cap Market on such date or if no such sale is made on such day, the mean of the closing bid and ask prices for such day on such exchange or on the National Market System or the Small Cap Market; provided that if such class of Common Stock or other security is not so listed or admitted to unlisted trading privileges or quoted, the Market Price as of a specified date shall be the mean of the last bid and ask prices reported on such date (x) by the Nasdaq or
(y) if reports are unavailable under clause (x) above by the National Quotation Bureau Incorporated.

         "National Market System" has the meaning set forth in the definition of Fair Market Value.

         "Participating Securities" shall mean (i) any equity security (other than Common Stock) that entitles the holders thereof to participate in liquidations or other distributions with the holders of Common Stock or otherwise participate in the capital of the Company other than through a fixed or floating rate of return on capital loaned or invested, and (ii) any Stock Rights; provided that any Stock Rights issued pursuant to any of the Plans shall not be deemed a Participating Security if their grant or issuance would constitute an Excluded Issuance.

         "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof, or any entity whatsoever.

         "Plan of Reorganization" shall mean the plan or plans of reorganization filed by the Company and certain of its subsidiaries on January 17, 2003 in connection with the voluntary petitions for protection under Chapter 11 of the United States Bankruptcy Code and confirmed by the Bankruptcy Court, as such plan or plans may be amended, supplemented or otherwise modified through the date hereof.

         "Plans" has the meaning set forth in the definition of Excluded
Issuance.

         "Qualifying Dilutive Issuance" has the meaning set forth in Section 5.4(a) hereof.

         "Record Date" shall mean, with respect to any dividend, other distribution or issuance, the record date for the determination of stockholders entitled to receive such dividend, distribution or issuance, or if no such record date exists, the date of such dividend, distribution or issuance.

         "Registration Rights Agreement" has the meaning set forth in Section 6 hereof.

         "Rule 144" has the meaning set forth in Section 4.2(a)(iii) hereof.

         "Small Cap Market" has the meaning set forth in the definition of Fair Market Value.

         "Stock Rights" has the meaning set forth in the definition of Excluded Issuance.

         "Subsequent Dilutive Issuance" has the meaning set forth in Section 5.4(d) hereof.

         "Trading Day" shall mean, with respect to any class of Common Stock or any other security of the Company or any other issuer, a day (i) on which the securities exchange or other trading platform applicable for purposes of determining the Market Price of a share or unit of such class of Common Stock or other security shall be open for business or (ii) for which quotations from such securities exchange or other trading platform of the character specified for purposes of determining such Market Price shall be reported.

         "Valuation Procedure" shall mean a determination made in good faith by the Board that is set forth in resolutions of the Board that are certified by the Secretary of the Company, which certified resolutions (i) set forth the basis of the Board's determination, which, in the case of a valuation in excess of $25 million, shall include the Board's reliance on the valuation of a nationally recognized investment banking or appraisal firm, and (ii) are delivered to the Holder within ten (10) Business Days following such determination. A Valuation Procedure with respect to the value of any capital stock shall be based on the price that would be paid for all of the capital stock of the issuer in an arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion) without any discount or provision for a minority interest, lack of liquidity or similar discount.

         "Warrant" shall mean this Class A-1 warrant to purchase Class A Common Stock.

         2. EXERCISE OF WARRANT.

              2.1 EXERCISE. Subject to Section 2.3 hereof, this Warrant may be exercised by the Holder in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

              (a) an executed Notice of Exercise in the form attached hereto as Annex A;

              (b) the Exercise Price (i) in cash or by check, or (ii) pursuant to Section 2.2 hereof, or (iii) any combination of (i) or (ii) above;

              (c) this Warrant; and

              (d) the requisite number of shares of Class A Preferred Stock, as set forth in Section 2.3 hereof.

         Upon the exercise of this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or such other Person as may be designated by the Holder (to the extent such transfer is not restricted and upon payment of any transfer taxes that are required to be paid by the Holder in connection with any such transfer), shall be issued and delivered to the Holder or such other Person as promptly as practicable (and in any event within five (5) Business Days) after receipt of the Notice of Exercise. If this Warrant shall not have been exercised in full, a new Warrant exercisable for the number of Exercise Shares remaining shall be executed by the Company and delivered at the same time as the certificate (or certificates) for the Exercise Shares that are being issued.

         The Person in whose name any certificate or certificates for the Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such Person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open (whether before or after the end of the Exercise Period).

              2.2 NET EXERCISE.

              (a) Notwithstanding any provision herein to the contrary, if the Fair Market Value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash or check, the Holder may elect (the "Conversion Right") to receive Exercise Shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

                  X = Y  (A-B)
                       ---------
                           A

Where X = the number of Exercise Shares to be issued.

         Y = the number of Exercise Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation).

         A = the Fair Market Value of one Exercise Share (at the date of such calculation).

         B = the Exercise Price (as adjusted pursuant to Section 5 hereof to the date of such calculation).

         The Company shall pay all reasonable administrative costs incurred by the Holder in connection with the exercise of the Conversion Right by the Holder pursuant to this Section 2.2.

              (b) Unless indicated otherwise in writing by the Holder, this Warrant shall automatically be exercised on March 31, 2010 by the Holder hereof pursuant to Section 2.2(a) hereof if the Fair Market Value of one Exercise Share is greater than the Exercise Price per share on such date. The Company shall take all actions and execute and deliver all documents necessary to effect the foregoing, and the Holder shall be entitled to receive Exercise Shares as if such Holder had exercised this Warrant pursuant to Section 2.2(a) hereof for the full number of Exercise Shares purchasable under this Warrant on such date.

              2.3 CLASS A PREFERRED STOCK. Notwithstanding anything to the contrary contained herein, this Warrant may not be exercised or transferred without also tendering to the Company, with executed stock powers in blank, or transferring, as the case may be, the corresponding amount of Class A Preferred Stock (after taking into account any adjustments pursuant to Section
5.2 hereof). Any exercise or transfer of this Warrant shall be deemed to include the corresponding tender or transfer of the applicable amount of Class A Preferred Stock.

         3. COVENANTS AND REPRESENTATIONS OF THE COMPANY; SECURITIES MATTERS.

              3.1 COVENANTS AS TO EXERCISE SHARES.

              (a) The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of this Warrant will, upon issuance, be duly authorized, validly issued and outstanding, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof. If the Class A Common Stock or the class of securities of any other Exercise Shares is then listed or quoted on a national securities exchange, the National Market System or the Small Cap Market, all such Exercise Shares upon issuance shall also be so listed or quoted. The Company further covenants and agrees that the Company will, at all times during the Exercise Period, have authorized and reserved solely for purposes of the exercise of this Warrant, free from preemptive rights, a sufficient number of shares of its Class A Common Stock or the class of securities of any other Exercise Shares to provide for the exercise in full of this Warrant (without taking into account any possible exercise pursuant to Section 2.2 hereof). If at any time during the Exercise Period, the number of authorized but unissued shares of Class A Common Stock or the class of securities of any other Exercise Shares shall not be sufficient to permit exercise in full of this Warrant (without taking into account any possible exercise pursuant to Section 2.2 hereof), the Company will promptly take such corporate action as shall be necessary to increase its authorized but unissued shares of Class A Common Stock or the class of securities of any other Exercise Shares to such number of shares as shall be sufficient for such purposes. The Company covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of such shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

              (b) In the event that at any time, including as a result of any provision of Section 5, the Exercise Shares shall include any shares or other securities other than shares of Class A Common Stock, or any other property or assets, the terms of this Warrant shall be modified or supplemented (in the absence of express written documentation thereof, shall be deemed to be so modified or supplemented), and the Company shall take all actions as may be necessary to preserve, in a manner and on terms as nearly equivalent as practicable to the provisions of this Warrant as they apply to the Class A Common Stock, the rights of the Holder hereunder (including, without limitation, the provisions of Section 5 hereof), including any equitable replacements of the term "Class A Common Stock" with the term "Exercise Shares" and adjustments of any formula included herein.

              (c) The Company's filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will comply, during the Exercise Period, in all material respects as to form with the Exchange Act and the rules and regulations thereunder. If required pursuant to Regulation D under the Securities Act of 1933, as amended (the "Securities Act") or any successor regulation thereto, the Company shall timely file a Form D in respect of the issuance of this Warrant and the issuance of the Exercise Shares.

              (d) Until the later of (i) the date as of which a Holder may sell all of the Exercise Shares without restriction pursuant to Rule 144(k) under the Securities Act, or any successor rule, and (ii) the last date on which any of the Warrants remain outstanding, the Company shall timely file all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act other than as a result of a merger or consolidation of the Company where the Company is not the surviving entity.

              3.2 NO IMPAIRMENT. Except and to the extent as waived or consented to in writing by the Holder, the Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment consistent with the intent and principles expressed in Section 5.9 below.

              3.3 NOTICES OF RECORD DATE. In the event (i) the Company takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, (ii) the Company authorizes the granting to the holders of Common Stock (or holders of the class of securities of any other Exercise Shares) of rights to subscribe to or purchase any shares of capital stock of any class or securities convertible into any shares of capital stock or of any other right, (iii) the Company authorizes any reclassification of, or any recapitalization involving, any class of Common Stock or any consolidation or merger to which the Company is a party and for which approval of the stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company, (iv) the Company authorizes or consents to or otherwise commences the voluntary or involuntary dissolution, liquidation or winding up of the Company, or (v) the Company authorizes or takes any other action that would trigger an adjustment in the Exercise Price or the number or amount of shares of Class A Common Stock or other Exercise Shares subject to this Warrant (other than a stock split or combination), the Company shall mail to the Holder, at least twenty (20) days prior to the earlier of the record date for any such action or stockholder vote and the date of such action, a notice specifying (a) which action is to be taken and the date on which any such record is to be taken for the purpose of any such action, (b) the date that any such action is to take place, and (c) the amount and character of any stock, other securities or property and amounts, or rights or options with respect thereto, proposed to be issued, granted or delivered to each holder of Common Stock (or holders of the class of securities of any other Exercise Shares).

         4. REPRESENTATIONS AND AGREEMENTS OF HOLDER.

              4.1 REPRESENTATIONS OF HOLDER. The Holder hereby represents and warrants to the Company, as of the date hereof, that:

              (a) ACQUISITION PURSUANT TO EXEMPTION; ACCREDITED INVESTOR; ACQUISITION OF WARRANT FOR PERSONAL ACCOUNT. The Holder is an "accredited investor" within the meaning of Rule 501 under Regulation D promulgated under the Securities Act. The Holder represents and warrants that it is acquiring this Warrant and, to the extent this Warrant is exercised, the Exercise Shares solely for its account for investment purposes only and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof, other than potential transfers between Affiliates or transfers pursuant to an effective registration statement under, or an exemption from the registration requirements of, the Securities Act.

              (b) SECURITIES ARE NOT REGISTERED.

                   (i) The Holder understands that this Warrant and the Exercise Shares have not been registered under the Securities Act, on the basis that no distribution or public offering is being effected. The Holder realizes that the basis for the exemption set forth above may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention, except that, subject to Section 4.2, the Holder may, in the future, transfer between Affiliates or transfer pursuant to an effective registration statement under, or an exemption from the registration requirements of the Securities Act.

                   (ii) To the extent the Holder is not a government instrumentality, the Holder has had full access to all information it considers necessary or appropriate to make an informed investment decision with respect to this Warrant and has been given the opportunity to ask questions of the Company and its representatives concerning this transaction and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company and can bear the economic risk of its investment in this Warrant.

              4.2 DISPOSITION OF WARRANT AND EXERCISE SHARES.

              (a) The Holder agrees not to make any disposition of all or any part of the Exercise Shares in any event unless:

                   (i) the Company shall have received a letter secured by the Holder from the staff of the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

                   (ii) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement;

                   (iii) the Holder shall have furnished the Company with an opinion of counsel for the Holder, reasonably satisfactory to the Company, to the effect that such disposition shall be made in compliance with Rule 144 under the Securities Act ("Rule 144"); or

                   (iv) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and, if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel for the Holder, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Exercise Shares under the Securities Act or any applicable state securities laws.

              (b) The Holder further agrees not to make any disposition of all or any part of this Warrant in any event unless (i) (A) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and, if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel for the Holder, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Warrant under the Securities Act or any applicable state securities laws, and (B) such transferee has executed and delivered to the Company an agreement whereby such transferee agrees to become a party hereto and to that certain Registration Rights Agreement between the Holder and the Company, dated as of March 31, 2003 (the "Registration Rights Agreement"), and to be bound by all the provisions hereof and thereof, or (ii) such disposition is in accordance with the terms and provisions of the Registration Rights Agreement.

              (c) The Holder is aware that the Exercise Shares may not be sold pursuant to Rule 144 unless the applicable conditions thereof are met, including, among other things, the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

              (d) The Holder understands and agrees that all certificates evidencing the Exercise Shares may bear the following legend (unless such shares have been disposed of in accordance with Section 4.2(a)(ii) or (iii) or such legend is no longer required to comply with applicable securities laws):

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to an effective registration statement under the Securities Act) shall also bear such legend unless such legend is no longer required to comply with applicable securities laws.

         5. ADJUSTMENT OF EXERCISE PRICE, SHARES OF CLASS A COMMON STOCK PURCHASABLE AND NUMBER OF WARRANTS.

              5.1 ADJUSTMENT OF EXERCISE PRICE. The Exercise Price, as defined in Section 1, shall be subject to adjustment from time to time as follows:

              (a) If the Company after the date hereof shall (i) pay a dividend or make a distribution to all holders of any class of Common Stock with respect to such holders' Common Stock and in shares of Common Stock, (ii) split or otherwise subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Class A Common Stock into a smaller number of shares, then in any such case the Exercise Price in effect immediately prior thereto shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding prior to such action and the denominator shall be the number of shares of Common Stock outstanding after giving effect to such action. An adjustment made pursuant to clause (i) of this subsection
(a) shall become effective retroactive to the date immediately after the Record Date for such dividend or distribution, and an adjustment made pursuant to clause (ii) or (iii) of this subsection (a) shall become effective immediately after the effective date of such subdivision or combination.

              (b) If the Company after the date hereof shall issue rights, options or warrants to all holders of any class of Common Stock with respect to such holders' Common Stock to subscribe for or purchase shares of Common Stock or securities convertible into Common Stock at a price per share less than the Applicable Price per share on the issuance date thereof, the Exercise Price in effect immediately prior thereto shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares of the class of Common Stock subject to such rights, options or warrants which the aggregate consideration for the total number of shares so to be offered would purchase at the Applicable Price of a share of the class of Common Stock subject to such rights, options or warrants, and (ii) the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock to be offered for subscription or purchase; provided, however, that no adjustment shall be made if the Company issues or distributes to the Holder the rights, options or warrants which the Holder would have been entitled to receive had this Warrant been exercised prior to the Record Date (and, if applicable, had this Warrant been exercisable for the class of Common Stock receiving such issuance or distribution). Any such adjustments shall be made whenever such rights, options or warrants are issued to all holders of any class of Common Stock with respect to such holders' Common Stock and shall become effective retroactive to the date immediately after the Record Date for the determination of stockholders entitled to receive such rights, options or warrants unless such rights, options or warrants are not immediately exercisable, in which case, any such adjustments shall be made at such time such rights, options or warrants become exercisable. Upon expiration of the period during which any such rights, options or warrants may be exercised, any adjustment previously made pursuant to the foregoing provisions shall be recalculated to take into consideration only those rights, options or warrants actually exercised during the applicable period for exercise and notice of any such further adjustment to the Exercise Price shall be given to Holder as herein provided.

              (c) If the Company after the date hereof shall issue or distribute to all holders of any class of Common Stock (or any class of capital stock that is convertible into Common Stock) with respect to such holders' Common Stock (or such other capital stock) evidences of its indebtedness, cash, or other assets, shares of capital stock of any class or any other securities (other than the Common Stock) or rights to subscribe therefor (excluding those referred to in subsection (b) above), in each such case the Exercise Price in effect immediately prior thereto shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction of which
(i) the numerator shall be the difference between (x) the amount, for each class of Common Stock then outstanding, of the Fair Market Value per share of such class of Common Stock, multiplied by the number of outstanding shares of such class of Common Stock, in each case on the Record Date, and (y) the Fair Market Value of the assets, cash or evidences of indebtedness so distributed, or shares of capital stock or other securities or rights to subscribe therefor so issued, and (ii) the denominator shall be product of the amount, for each class of Common Stock then outstanding, of the Fair Market Value per share of such class of Common Stock, multiplied by the number of outstanding shares of such class of Common Stock, in each case on the Record Date; provided, however, that no adjustment shall be made if the Company issues or distributes to the Holder the evidence of indebtedness, cash, other assets, capital stock or other securities or subscription rights referred to above in this subsection (c) that the Holder would have been entitled to receive had this Warrant been exercised in full prior to the Record Date (and, if applicable, had this Warrant been exercisable for the class of Common Stock or such other class of capital stock that is convertible into Common Stock receiving such issuance or distribution). The Company shall provide the Holder, upon receipt of a written request therefor, with any indenture or other instrument defining the rights of the holders of any indebtedness, assets, capital stock or other securities or subscription rights referred to in this subsection 5.1(c). Any such adjustment shall be made whenever any such distribution is made, and shall become effective retroactive to the date immediately after the Record Date. Upon expiration of the period during which any subscription rights granted pursuant to this subsection (c) may be exercised, any adjustment previously made pursuant to the foregoing provisions shall be recalculated to take into consideration only those subscription rights actually exercised during the applicable period for exercise and notice of any such further adjustment to the Exercise Price shall be given to the Holder as herein provided.

              (d) For purposes of Sections 5.1(a), 5.1(b) and 5.1(c), any dividend or distribution to which Section 5.1(c) is applicable that also includes shares of Common Stock, a subdivision of Common Stock or a combination of Common Stock to which Section 5.1(a) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 5.1(b) applies (or any combination thereof), shall be deemed instead to be:

                   (i) a dividend or distribution of the evidences of indebtedness, cash, other assets, shares of capital stock, other securities or subscription rights, other than such shares of Common Stock, such subdivision or combination or such rights, options or warrants to which Sections 5.1(a) and 5.1(b) apply, respectively (and any Exercise Price reduction required by Section 5.1(c) with respect to such dividend or distribution shall then be made), immediately followed by

                   (ii) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights, options or warrants to which Sections 5.1(a) and 5.1(b) apply (and any further Exercise Price reduction required by Sections 5.1(a) and 5.1(b) with respect to such actions shall then be made).

              (e) In case a tender or exchange offer (other than an odd lot offer) by the Company for any Common Stock is consummated at a price in excess of the Market Price of the Common Stock subject to such tender or exchange offer, at the expiration of such tender or exchange offer, the Exercise Price in effect immediately prior thereto shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction of which (i) the numerator shall be such Market Price, less the amount of the excess of the value of the tender or exchange offer price over the Market Price, and (ii) the denominator shall be the Market Price, such adjustment to become effective immediately prior to the opening of business on the day following such date of expiration.

              5.2 ADJUSTMENT OF NUMBER OF EXERCISE SHARES PURCHASABLE UPON EXERCISE OF WARRANTS; ADJUSTMENT OF CLASS A PREFERRED STOCK. Upon each adjustment of the Exercise Price pursuant to Section 5.1 or 5.4 hereof, the number of Exercise Shares purchasable upon exercise of this Warrant shall be adjusted to the number of Exercise Shares, rounded up or down, as the case may be, to the nearest full share, obtained by (i) multiplying the number of Exercise Shares purchasable immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment, and (ii) dividing the product so obtained by the Exercise Price in effect after such adjustment of the Exercise Price. The number of votes per share of Class A Preferred Stock held by the Holder shall be adjusted accordingly with any adjustment to the number of Exercise Shares such that the aggregate number of votes entitled to be cast by the Class A Preferred Stock, as a class, is equal to the votes associated with the aggregate number of shares of Class A Common Stock into which the Warrants can be exercised following such Anti-dilution Adjustment.

              5.3 RIGHTS UPON CONSOLIDATION, MERGER, SALE, TRANSFER, RECLASSIFICATION OR RECAPITALIZATION.

              (a) In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Class A Common Stock or other securities or property otherwise issuable upon exercise of this Warrant shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer (by sale, lease or otherwise) all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Class A Common Stock or other securities or property otherwise issuable upon exercise of this Warrant (other than a capital reorganization or reclassification resulting in the issuance of additional shares of Common Stock for which adjustment in the Exercise Price is provided in Section 5.1 or
5.4 unless such adjustment pursuant to Section 5.1 or 5.4 fails to take into account all steps in a multi-step transaction), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction (until the end of the Exercise Period), shall be entitled to receive (at the aggregate Exercise Price in effect at the time of such consummation for all Class A Common Stock or other securities or property otherwise issuable upon such exercise immediately prior to such consummation), in lieu of the Class A Common Stock or other securities or property otherwise issuable upon such exercise prior to such consummation, the kind and amount of shares, other securities, property, assets or cash that the Holder would have been entitled to receive upon the consummation of such transaction had the Holder exercised this Warrant immediately prior to the consummation of such transaction, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in this Section 5.

              (b) The Company shall not consummate any transaction that effects or permits any such event or occurrence unless each Person whose shares of stock, securities or assets will be issued, delivered or paid to the holders of the Class A Common Stock (including the Company with respect to clause (ii) below), prior to or simultaneously with the consummation of the transaction, (i) is a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and (ii) expressly assumes, or in the case of the Company, acknowledges, by a Warrant supplement or other document in a form substantially similar hereto, executed and delivered to the Holder hereof, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions of this Section 5.3, such Holder is entitled to purchase, and all other obligations and liabilities under this Warrant, including obligations and liabilities in respect of subsequent adjustments that are required under this Warrant.

              (c) The above provisions of this Section 5.3 shall similarly apply to successive reclassifications and changes of Exercise Shares and to successive consolidations, mergers, leases, sales or conveyances.

              5.4 SALE OF SHARES BELOW APPLICABLE PRICE.

              (a) If at any time or from time to time after the date hereof, the Company issues or sells, or is deemed by the express provisions of this
Section 5.4 to have issued or sold, Additional Shares of Common Stock (as defined below), other than as provided in Section 5.1, 5.2 or 5.3 above, for an Effective Price (as defined below) less than the Applicable Price (such issue, a "Qualifying Dilutive Issuance"), then and in each such case, the then effective Exercise Price shall be reduced, effective as of the opening of business on the date of such issue or sale (or if earlier, the date on which a binding agreement providing for such issue or sale was entered into), to a price determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction:

                   (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (B) the number of shares of the class of Common Stock being issued or sold or deemed to be issued or sold which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued or deemed to be so issued would purchase at the Applicable Price, and

                   (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued or deemed to be so issued.

              (b) For the purpose of the adjustment required under this
Section 5.4, if the Company issues or sells (x) stock or other securities convertible into shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") or (y) rights, options or warrants for the purchase of shares of Common Stock or Convertible Securities and if the Effective Price of such shares of Common Stock is less than the Applicable Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights, options or warrants or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as aggregate consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance or sale of such rights, options or warrants or Convertible Securities plus the minimum amounts of consideration, if any, payable to the Company upon the exercise or conversion of such rights, options or warrants or Convertible Securities (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that:

                   (i) subject to paragraph (d) below, if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; and

                   (ii) if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options, warrants or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options, warrants or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company but only upon the exercise or conversion of such rights, options, warrants or Convertible Securities.

         No further adjustment of the Exercise Price, as adjusted upon the issuance of such rights, options, warrants or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock upon the exercise of any such rights, options or warrants or the conversion of any such Convertible Securities. If any such rights, options or warrants or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Exercise Price as adjusted upon the issuance of such rights, options, or warrants or Convertible Securities shall be readjusted to the Exercise Price which would have been in effect had an adjustment been made on the basis of only the Additional Shares of Common Stock, if any, actually issued or sold on the exercise or conversion of such rights, options, warrants or Convertible Securities, and on the basis that such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise or conversion (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities), plus the consideration, if any, actually received by the Company for the issue or sale of all such rights, options, warrants and Convertible Securities, whether or not exercised, provided that such readjustment shall not apply to prior exercises of this Warrant.

              (c) For the purpose of making any adjustment to the Exercise Price of the Exercise Shares required under this Section 5.4, "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5.4 (including shares of Common Stock subsequently reacquired or retired by the Company), other than any Excluded Issuance.

         The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 5.4, into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 5.4, for such Additional Shares of Common Stock.

              (d) In the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance (the "First Dilutive Issuance"), then in the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance other than the First Dilutive Issuance (a "Subsequent Dilutive Issuance") pursuant to the same instruments as the First Dilutive Issuance, then, and in each such case upon a Subsequent Dilutive Issuance, the Exercise Price shall be reduced to the Exercise Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

              5.5 ADDITIONAL ADJUSTMENTS TO EXERCISE PRICE. Notwithstanding anything to the contrary contained in this Section 5, but subject to Section 5.7, the Company shall be entitled, but not required, to make such reductions in the Exercise Price, in addition to those required by Section 5.1, 5.3 or 5.4, as it, in its sole discretion, shall determine to be advisable, including, without limitation, in order that any dividend in or distribution of shares of Common Stock or shares of capital stock of any class other than Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights, options, or warrants, or any other transaction having a similar effect, shall not be treated as a distribution of property by the Company to its stockholders under Section 305 of the Internal Revenue Code of 1986, as amended, or any successor provision and shall not be taxable to them.

              5.6 DE MINIMUS ADJUSTMENTS. The adjustments required by this
Section 5 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment pursuant to Section 5.1,
5.3 or 5.4 hereof shall be required unless such adjustment would require an increase or decrease of at least $.10 in the Exercise Price then subject to adjustment; provided, however, that any adjustments that are not made by reason of this Section 5.6 shall be carried forward and (i) made as soon as such adjustment, together with other adjustments required by this Section 5 and not previously made, would result in an increase or decrease of at least $.10 in the Exercise Price as of the date of exercise, or (ii) made upon the date of exercise, in whole or in part, of the Warrant. In case the Company shall at any time issue Common Stock by way of dividend on any stock of the Company or split or otherwise subdivide or combine the outstanding shares of Common Stock, said amount of $.10 specified in the preceding sentence (as theretofore increased or decreased, if said amount shall have been adjusted in accordance with the provisions of this Section 5.6) shall forthwith be proportionately increased in the case of such a combination or decreased in the case of such a subdivision or stock dividend so as appropriately to reflect the same. All calculations under this Section 5 shall be made to the nearest hundredth of a cent.

              5.7 CONDITION PRECEDENT TO REDUCTION OF EXERCISE PRICE BELOW PAR VALUE OF SHARES OF CLASS A COMMON STOCK OR INCREASE IN PAR VALUE TO ABOVE EXERCISE PRICE.

              (a) Before taking any action that would require an adjustment reducing the Exercise Price to below the then par value of any of the shares of Class A Common Stock issuable upon exercise of this Warrant, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Class A Common Stock at such adjusted Exercise Price.

              (b) Before taking any action that would, or would result in an, increase the par value of the Class A Common Stock issuable upon exercise of this Warrant to an amount that is greater than the then effective Exercise Price, the Company will take such corporate action that is necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Class A Common Stock at such then effective Exercise Price.

              5.8 CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Exercise Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder at the Holder's address, as provided in Section 13 hereof, no later than five (5) Business Days following the effective date of such adjustment or readjustment. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the number of Additional Shares of Common Stock issued or sold or deemed to have been issued or sold; (ii) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold; (iii) the Exercise Price at the time in effect; and (iv) the type and amount, if any, of other property which would be received upon exercise of this Warrant.

              5.9 OTHER DILUTIVE EVENTS. If any event or occurrence shall occur as to which the provisions of this Section 5 are not strictly applicable but as to which the failure to make any adjustment to the Exercise Price and/or the number of shares or other assets or property subject to this Warrant would adversely affect the purchase rights or value represented by this Warrant in accordance with the essential intent and principles of this
Section 5, including any issuance of Participating Securities, then, in each such case, the Company shall determine the adjustment, if any, on a basis consistent with the essential intent and principles established in this
Section 5, necessary to preserve, without dilution, the purchase rights represented by this Warrant. If such determination involves or is based on a determination of the Fair Market Value of any securities or other assets or property, such determination shall be made in accordance with the Valuation Procedure.

              5.10 GENERAL ADJUSTMENT PROVISIONS.

              (a) Notwithstanding anything to the contrary contained in this Warrant, no adjustments to the Exercise Price or the number of shares of Class A Common Stock (or other securities into which the Warrants may become exercisable) purchasable upon exercise of this Warrant shall be made solely as a result of any Excluded Issuance.

              (b) In any case in which this Section 5 shall require that an adjustment be made retroactive to the date immediately following a Record Date, the Company may elect to defer (but only until five (5) Business Days following the mailing by the Company to the Holder of the certificate as required by Section 5.8) issuing to the Holder, in the event of any exercise of this Warrant after such Record Date, the shares of the Class A Common Stock issuable upon such exercise in excess of the shares of Class A Common Stock issuable upon such exercise prior to such adjustment, if any.

              (c) The provisions and adjustments provided for in this Section 5 shall apply to successive events or occurrences of the types described in this Section 5.

              (d) For the purpose of making any adjustment required under this
Section 5 that requires a determination of the aggregate consideration received by the Company for any sale, issue or distribution of securities, the aggregate consideration received by the Company shall equal the sum of: (i) to the extent it consists of cash, the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, and (ii) to the extent it consists of property or assets other than cash, the Fair Market Value of the property or assets.

              5.11 SIGNIFICANT SUBSIDIARIES. If any "significant subsidiary" (as defined by Rule 1-02(w) of Regulation S-X under the Securities Act or any successor rule) of the Company issues or grants (i) any capital stock or equity ownership interest, including any Participating Security; (ii) any rights, options, warrants or convertible securities that are exercisable for or convertible into any capital stock or other equity ownership interest, including any Participating Security; or (iii) any stock appreciation rights, phantom stock rights, or any other profit participation rights, or any rights or options to acquire any such rights, in each case of clauses (i), (ii) and
(iii) above, to any Person other than the Company or its wholly-owned subsidiaries, the Company shall determine an anti-dilution adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 5, necessary to preserve, without dilution, the purchase rights represented by this Warrant. If such determination involves or is based on a determination of the Fair Market Value of any securities or other assets or property, such determination shall be made in accordance with the Valuation Procedure.

         6. FRACTIONAL SHARES. The Company may, but shall not be required to, issue fractions of Exercise Shares upon exercise of the Warrant or distribute certificates which evidence fractional Exercise Shares. As to any fractional Exercise Share which the Holder would otherwise be entitled to purchase from the Company upon such exercise, the Company may purchase from the Holder such unissued fractional share at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest 1/100th of a share) by the then Fair Market Value of one Exercise Share determined in accordance with the terms hereof. Payment of such amount shall be made in cash or by check payable to the order of the Holder at the time of delivery of any certificate or certificates arising upon such exercise.

         7. REGISTRATION RIGHTS. The Holder shall have the registration rights with respect to the Class A Common Stock, the Warrant and the Class A Preferred Stock as set forth in that certain Registration Rights Agreement, dated as of March 31, 2003 (the "Registration Rights Agreement") between the Company and Retirement Systems of Alabama Holdings LLC. To the extent that this Warrant becomes exercisable for Exercise Shares other than the Class A Common Stock, the Company agrees to grant the Holder hereof the same registration rights with respect to such Exercise Shares as are currently granted to Holder in respect of the Class A Common Stock pursuant to the Registration Rights Agreement.

         8. NO STOCKHOLDER RIGHTS OR LIABILITIES. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company (subject to the provisions of Section 5 above). No provision of this Warrant, in the absence of affirmative action by the Holder to exercise this Warrant in exchange for shares of Class A Common Stock or any other equity securities issuable upon exercise of this Warrant, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         9. TRANSFER OF WARRANT. Subject to the restriction on transfers set forth in the legend on the first page of this Warrant and in Sections 2.3 and
4.3 and applicable laws, this Warrant and all rights hereunder, in whole or in part, are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto as Annex B to any transferee designated by Holder.

         10. PAYMENT OF TAXES ON STOCK CERTIFICATE ISSUES UPON EXERCISE. The initial issuance of certificates of Exercise Shares upon any exercise of this Warrant shall be made without charge to the exercising Holder for any transfer, stamp or similar tax or for any other governmental charges that may be imposed in respect of the issuance of such stock certificates, and such stock certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder; provided, however, that the Company shall not be required to pay any tax or such other charges that may be payable in respect of any transfer involved in the issuance and delivery of any such stock certificate, any new Warrants or other securities in a name other than that of the Holder upon exercise of this Warrant (other than to an Affiliate), and the Company shall not be required to issue or deliver such certificates or other securities unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         11. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall issue a new Warrant, in lieu of the Warrant so lost, stolen, destroyed or mutilated, of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         12. EXCHANGE OF WARRANT; DIVISIBILITY OF WARRANT. Subject to compliance with Section 4.2 hereof, this Warrant is exchangeable, without charge to any Holder, upon the surrender hereof by the Holder at the office or agency of the Company, for one or more new Warrants of the tenor representing in the aggregate the right to subscribe for and purchase the number of Exercise Shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder at the time of such surrender.

         13. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any Warrant or of any Exercise Shares issued or issuable upon the exercise or conversion of any Warrant in any manner which interferes with the timely exercise or conversion of this Warrant.

         14. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient or, if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or
(d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next Business Day delivery, with written verification of receipt. All notices and other communications shall be sent to the Company at the address listed on the signature page and to the Holder at the address set forth below or at such other address as the Company or the Holder may designate by ten (10) days advance written notice to the other parties hereto:

                  Retirement Systems of Alabama Holdings LLC
                  135 South Union Street
                  Montgomery, Alabama 36104
                  Fax:  (334) 240-3268
                  Attention:   Darren Shulz
                               Chief Investment Officer


                  with a copy to:

                  Orrick, Herrington & Sutcliffe LLP
                  666 Fifth Avenue
                  New York, NY 10103
                  Fax:  (212) 506-5151
                  Attention:  Duncan Darrow, Esq.


         15. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

         16. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any Person succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets (to the extent provided in Section 5), and all of the obligations of the Company relating to the Exercise Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

         17. SEVERABILITY. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         18. SECTION HEADINGS. The section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

         19. NONWAIVER. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies.

         20. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed and construed in accordance with the law of the State of New York applicable to contracts made and to be performed in the State of New York without regard to principles of conflicts of law.

         21. AMENDMENTS. This Warrant and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought; provided, that Section 5 hereof may not be amended unless all outstanding Class A-1 Warrants of the Company are concurrently amended to the same extent. From and after the date hereof, unless consented to by the Required Holders, no amendment shall be made to the terms of any of the Class A-1 Warrants of the Company issued concurrently with this Warrant providing for any more favorable terms or benefits unless the Company agrees to provide the Holders of this Warrant with the same more favorable terms or benefits. Any such amendment or waiver shall be binding upon each future Holder and upon the Company. In the event of a waiver or amendment and upon the request of the Company, the Holder hereof shall submit this Warrant to the Company so that this Warrant be marked to indicate such amendment or waiver and any Warrant issued thereafter shall bear a similar notation referring to any such amendment or continuing waiver.

         22. SPECIFIC PERFORMANCE. Each Holder of this Warrant and Exercise Shares, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by their respective duly authorized officers as of March 31, 2003.

                            US AIRWAYS GROUP, INC.



                            By:  /s/ Neal S. Cohen
                                ----------------------------------------
                                Name: Neal S. Cohen
                                Title: Executive Vice President - Finance
                                       and Chief Financial Officer

                            Address:  2345 Crystal Drive
                                      Arlington, Virginia 22227



                            WARRANT HOLDER:
                            RETIREMENT SYSTEMS OF ALABAMA HOLDINGS LLC



                            By:  /s/ William T. Stephens
                                ----------------------------------------
                                Name: William T. Stephens
                                Title: Secretary

                            Address: 135 South Union Street
                                     Montgomery, Alabama  36104

                                                                         Annex A
                                                                         -------

                              NOTICE OF EXERCISE


TO:  US AIRWAYS GROUP, INC.

         (1) [ ] The undersigned hereby elects to purchase ________ shares of the Class A Common Stock of US Airways Group, Inc. (the "Company") pursuant to the terms of the attached Warrant, and (i) tenders herewith or is delivering by wire transfer to account number __________ at _____________________ (bank) payment of the exercise price in full, and (ii) tenders herewith the Warrant and certificates representing the requisite number of shares of Class A Preferred Stock, as set forth in Section 2.3 of the Warrant; and/or

                  [ ] The undersigned hereby elects to purchase ________ shares of the Class A Common Stock of the Company pursuant to the terms of the net exercise provisions set forth in
                  Section 2.2 of the attached Warrant.

         (2) Please issue a certificate or certificates representing said shares of Class A Common Stock in the name of the undersigned or in such other name as is specified below:

                                               ---------------------------------
                                                          (Name)
                                               ---------------------------------

                                               ---------------------------------
                                                        (Address)










------------------------            ------------------------------ (Date)
(Signature)

                                    -----------------------------------
                                    (Print name)

                                                                         Annex B
                                                                         -------

                                ASSIGNMENT FORM


                           (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)


         FOR VALUE RECEIVED, the right to purchase _______ shares of Class A Common Stock pursuant to the foregoing Warrant and all other rights evidenced thereby and the corresponding shares of Class A Preferred Stock, as set forth in Section 2.3 of the Warrant, are hereby assigned to

Name:
                  --------------------------------------------------------------
                                            (Please Print)

Address:
                  --------------------------------------------------------------
                                            (Please Print)

Dated:
                  -----------------
Holder's
Signature:
                  -------------------------------------
Holder's
Address:
                  ---------------------------------------

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of this Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.